THE DECEMBER 20, 2012 AMENDMENT AND RESTATEMENT

OF THE

MARCH 12, 2012 ECOTALITY/USABB “BLINK LICENSE AGREEMENT”

- EXECUTION VERSION -

Effective December 20, 2012 (the “Amendment Effective Date”), ECOtality, Inc., a Nevada corporation (“ECOtality”), ABB Inc., a Delaware corporation (“USABB”), and ABB Technology Ltd., a Swiss entity (“CHTET”), mutually agree to amend and restate the March 12, 2012 ECOtality/USABB “Blink License Agreement” (the “Agreement”) as follows, via this amendment and restatement to the Agreement (this “Amendment”) ,with CHTET substituted for USABB.

WHEREAS:

A. ECOtality and USABB entered into the Agreement on March 12, 2012 (the “Effective Date”), but due to certain policies and practices of the ABB Group of affiliated companies (“ABB”), of which both USABB and CHTET are members, USABB now wishes to assign the Agreement to CHTET (the “Assignment”);

B. The Agreement’s Section 9.2 (MISCELLANEOUS; Assignment) requires ECOtality’s prior consent for the Assignment;

C. ECOtality has no objections to the Assignment and hereby consents to the Assignment;

D. CHTET accepts the Assignment from USABB and agrees to be fully bound under the Agreement to ECOtality; and

E. Upon mutual execution of this Amendment, ECOtality and CHTET agree that the text of the Agreement shall consist solely of the terms and conditions of this Amendment.

THEREFORE: ECOtality, USABB, and CHTET mutually agree as follows.

1. ECOtality consents to the Assignment, without any reservation.

2. As part of the Assignment:

a. USABB assigns to CHTET all of USABB’s rights and obligations under the Agreement, without any reservation; and

b. CHTET accepts all of USABB’s rights and obligations under the Agreement, without any reservation.

3. Effective as of the Amendment Effective Date:

a. CHTET is substituted for USABB in the Agreement and CHTET becomes the sole ABB counterparty to the Agreement; and

b. The Agreement’s terms and conditions consist exclusively and entirely of the following terms and conditions, with ECOtality and CHTET referred to herein from time to time individually as a “Party” and collectively as the “Parties.” Affiliates of either Party shall be referred to herein as “Affiliates,” with CHTET and its Affiliates referred to herein as the “ABB Group.”

The December 20, 2012 Amendment and Restatement of the ECOtality/USABB March 12, 2012 “Blink License Agreement”

December 20, 2012– EXECUTION VERSION

TABLE OF CONTENTS

RECITALS	4.34 – Protection of Intellectual Property
1 – LICENSE	Rights
1.1 – Grant	5 – INDEMNIFICATION
A – The Blink API License	5.1 – Indemnification Obligations
B – The Licensed Patents’ License	5.2 – Procedure
1.2 – Restrictions and Reservations	5.3 – Survival
1.3 – License Fee; No Royalties	6 –CONFIDENTIAL INFORMATION
A – One Time License Fee	7 – TERMINATION
B – Royalty-Free	7.1 – Termination by ECOtality
2 – TERM	7.2 – Effect of Termination
3 – REPRESENTATIONS AND WARRANTIES;	8 – RESOLUTION OF DISPUTES
DISCLAIMERS; AND LIMITATIONS	9 – MISCELLANEOUS
3.1 – Representations, Warranties, and Covenants	9.1 – Entire Agreement
of ECOtality	9.2 – Assignment
3.2 – Representations, Warranties, and	9.3 – Severability
Covenants	9.4 – Waiver
3.3 – Disclaimer of Warranties	9.5 – Relationship of the Parties
3.4 – Limitation of Liability	9.6 – Governing Law
4 – LICENSE COVENANTS	9.7 – Notices
4.1 – Reports	9.8 – Counterparts
4.2 –Quality Standards and Controls for Use
of Marks	EXHIBIT A – THE LICENSED PATENTS

RECITALS

A. CHTET is a member of the ABB Group as is its affiliate, ABB Inc., a Delaware corporation (“USABB”).

B. ECOtality and USABB are parties to:

(i) A Collaboration and Strategic Supplier Relationship Framework Agreement (the “Framework Agreement”), and

(ii) A Collaboration and Strategic Supplier Relationship for NAM Agreement (the “NAM Agreement” and, together with the Framework Agreement, the “Collaboration Agreements”),

each dated January 10, 2011. ECOtality and USABB have an amended and restated Framework Agreement that amends and restates both the Framework Agreement and the NAM Agreement into one document, dated as of the Effective Date (the “Restated Collaboration Agreement”), which was executed concurrently with the Agreement.

C. The “Blink Functionality” is the networking functionality of ECOtality associated with electric vehicle charging systems (“EV Charging Systems”) including consumer-oriented networking functionality, and service and maintenance monitoring functionality, which is embodied in ECOtality’s associated intellectual property. The Blink Functionality can be modified or changed, from time to time, by ECOtality, in its absolute sole discretion

The December 20, 2012 Amendment and Restatement of the ECOtality/USABB March 12, 2012 “Blink License Agreement”

December 20, 2012– EXECUTION VERSION

D. As part of the Blink Functionality, ECOtality has developed a proprietary application programming interface and platform that enables software programs (subject to hardware limitations and such other requirements and specifications set forth therein) to provide some or all of the Blink Functionality (the “Blink API”), which may facilitate information sharing, demand response, charging reservations, home energy management, memberships, payments, load management, mapping, and media communications.

D. ECOtality also owns or has rights to use certain (and in the future may own or acquire rights to use additional) registered and unregistered trademarks, service marks, logos and other such marks that ECOtality has associated with, may elect to associate with or intends to associate with the Blink Functionality and the Blink API(collectively, the “Marks”).

E. Under the Restated Collaboration Agreement, the ABB Group has certain rights to market and sell components (“ABB Components”), assemblies (“ABB Assemblies”), charging units (“ABB Charging Units”), and systems (the “ABB EV Charging Systems”) for ECOtality’s EV Charging Systems. The ABB Components, the ABB Assemblies, the ABB Charging Units, and the ABB EV Charging Systems are each an “ABB Product,” and collectively “ABB Products.”

F. In conjunction with the Restated Collaboration Agreement, CHTET has requested a license to the Blink API for CHTET, with the right for the CHTET to sublicense the Blink API to its Affiliates, and the Sublicensees (as this term is defined below in Section 1.1(a) (LICENSE, Grant, The Blink API License), (with the ABB Group, and the Sublicensees’ collectively, the “Licensee Group”) to use in connection with ABB Products so that such ABB Products can be activated by their hosts or end users to utilize the Blink Functionality, and ECOtality is willing to grant the requested license under the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants contained herein, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

1. License

1.1 Grant.

(a) The Blink API License

ECOtality hereby grants to CHTET, a non-exclusive, non-transferable right and license (the “Blink API License”), except to CHTET’s Affiliates and Sublicensees, as permitted by this Agreement, during the Term (as defined below) and subject to the restrictions and reservations set forth in Section 1.2 (LICENSE; Restrictions and Reservations) below, as follows:

(i) At the sole discretion of the ABB Group, to use the Blink API to develop software applications to be incorporated into the ABB Products, to be marketed and sold in NAM, so that hosts and users of such ABB Products have the ability to activate the Blink Functionality (with such ABB Products enabled with the Blink API software referred to herein as the “Covered Products”);

(ii) To use the Marks in connection with the marketing and sale of the Covered Products, to the extent that the Licensee Group markets and sells the Covered Products;

(iii) For CHTET to grant sublicenses with respect to the rights granted under (i) and

(ii) above to CHTET’s Affiliates; and

The December 20, 2012 Amendment and Restatement of the ECOtality/USABB March 12, 2012 “Blink License Agreement”

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(iv) With the prior written approval of ECOtality, for any member of the ABB Group to grant sublicenses with respect to the rights granted under (i) and (ii) above to third parties in NAM for the purpose of furthering the sale of the Covered Products, which approval shall not be unreasonably withheld (any third party so approved as a sublicensee being referred to herein as a “Sublicensee”).

(b) The Licensed Patents’ License

Subject to the terms and conditions set forth in this Agreement, ECOtality hereby grants to CHTET and all other members of the ABB Group, via CHTET’s sublicensee to such members of the ABB Group, a limited, worldwide, non-exclusive license (without the right to sublicense, and without the right to assign), to the “Licensed Patents,” delineated in Exhibit A (THE LICENSED PATENTS) attached hereto, to practice, make and use the inventions, ideas and information embodied therein for any of the ABB Products solely in connection with the businesses of the ABB Group. The Parties’ expressly and specifically agree that the Licensed Patents granted herein are personal to CHTET, and shall be limited to, shall not be used except as permitted by this Agreement. Notwithstanding anything else to the contrary in this Agreement, the Licensed Patents’ license is limited to the territory or jurisdiction in which such registered patent has been issued, except in the China and Australia markets.

1.2 Restrictions and Reservations

(a) No member of the Licensee Group shall have any right to modify, adapt, or change:

(1) The Blink API,

(2) The Marks, or

(3) The Licensed Patents

in any way whatsoever, except to incorporate the software based on the Blink API in the Covered Products or, in connection with the Licensed Patents, to otherwise use them as set forth in this Agreement. Except for these permitted uses, the Licensee Group shall not reverse assemble, reverse compile or reverse engineer any portion of the Blink Functionality, including the Blink API, or the Licensed Patents whatsoever.

(b) The activation of any Blink Functionality in any Covered Product by a host or user of such Covered Products shall be subject to such terms and conditions (“Blink Contracts”) as ECOtality, in its sole discretion, may impose generally on hosts or users of these Covered Products. In no event, however, shall the Licensee Group be required to have its customers for the Covered Products subject to a mandatory activation with ECOtality of the Blink Functionality, either via a Blink Contract or otherwise. No member of the Licensee Group shall have any independent right to activate (or permit the activation of the Blink Functionality within the Covered Products, and no member of the Licensee Group shall have any right or interest, financial or otherwise, in the relationship between ECOtality and any hosts or users of the Covered Products’ Blink Functionality. For the avoidance of doubt, the Blink API License granted hereunder is solely to permit the Licensee Group to enable the hosts and users of the Covered Products to activate and utilize the Blink Functionality (via a Blink Contract), so that such hosts and users may obtain the benefits of the Blink Functionality, including by way of example, but without limitation and/or obligation, demand response, charging reservations, home energy management, and media communications. Control and ownership of, and access to, any and all data, information, and communications generated by the Covered Products, due to the associated host or user’s usage of the Blink Functionality, via the Covered Products, shall be governed entirely by the terms and conditions of the Blink Contracts, and no member of the Licensee Group shall have any rights, under this Agreement, to any of that data, information or communications.

The December 20, 2012 Amendment and Restatement of the ECOtality/USABB March 12, 2012 “Blink License Agreement”

December 20, 2012– EXECUTION VERSION

(d) The license granted hereunder is non-exclusive. ECOtality expressly reserves the unfettered right and discretion to use, and to authorize others to use, any portion of the Blink Functionality, the Blink API, the Licensed Patents and the Marks anywhere and in any way.

(e) All rights not granted herein are expressly reserved to ECOtality. Nothing in this Agreement shall be deemed to constitute the grant of any license or other right to, or to use, the Blink API, Blink Functionality or the Licensed Patent, except as expressly set forth herein.

(f) Neither ECOtality nor any of its affiliates is required to file any patent application, or to secure any patent or patent rights, or to maintain any Licensed Patents in force. Payment of maintenance fees and the taking of any other appropriate maintenance action for the Licensed Patents shall be at the sole discretion of, and is the financial responsibility of, ECOtality; provided, however, that ECOtality agrees that if ECOtality elects not to pay maintenance fees and/or take any and all other appropriate maintenance action for the Licensed Patents, ECOtality will give CHTET written notice of such decision at least three (3) months prior to the date that appropriate maintenance action must be taken, in which case, if ECOtality decides not to maintain such patent application, CHTET will have the option of assuming the ownership of such Licensed Patents and maintaining the application or registration to such Licensed Patents and ECOtality shall forthwith execute any necessary documents or instruments for transferring and assigning all right, title and interest that ECOtality has in such Licensed Patents to CHTET at CHTET’s cost and expense. If CHTET does not take such maintenance action before the deadline for taking such action, then such Licensed Patents will be permitted to lapse.

1.3 License Fee; No Royalties

(a) One-Time License Fee.

As full consideration for the rights granted by the Agreement and this Amendment, ECOtality has received from USABB, as of the Effective Date, a one-time, single license fee, the non-refundable sum of FIVE MILLION U.S. DOLLARS ($5,000,000) (the “License Fee”).

(b) Royalty-Free.

As the License Fee was paid on the Effective Date and there is no additional fee required by ECOtality for this Amendment, CHTET shall not be required to pay any royalties, other fees, or other such payments for the rights granted hereunder. Nothing herein shall be deemed to restrict ECOtality’s ability to charge fees or otherwise collect royalties or any other amounts from hosts or users of the Blink Functionality or in connection with the Blink Contracts.

2. Term.

(a) The term of this Agreement (the “Term”) is from the Effective Date and shall continue indefinitely unless earlier terminated as provided in Section 8 (TERMINATION), or by mutual agreement of the Parties.

The December 20, 2012 Amendment and Restatement of the ECOtality/USABB March 12, 2012 “Blink License Agreement”

December 20, 2012– EXECUTION VERSION

(b) Regardless of any such termination, however, all Covered Products sold by the Licensee Group prior to the termination date shall be permitted to continue to be enabled for activation by the hosts or users of such Covered Products for access to or use of the Blink Functionality as contemplated in this Agreement, in perpetuity, subject to the terms of the Blink Contracts with respect to such access or use.

3. Representations and Warranties; Disclaimers; and Limitations.

3.1 Representations, Warranties, and Covenants of ECOtality.

ECOtality represents, warrants and covenants to CHTET that:

(a) ECOtality owns all right title and interest in the Blink API, the Licensed Patents, and the Marks;

(b) ECOtality has the full right, power, and authority to enter into this Agreement and grant the rights contained herein;

(c) The execution, delivery, and performance of this Agreement by ECOtality has been duly and properly authorized by all necessary entity actions on the part of ECOtality;

(d) This Agreement constitutes the valid and binding obligation of ECOtality, enforceable in accordance with its terms;

(e) Neither the execution, delivery nor performance of this Agreement by ECOtality shall conflict with any license or other rights granted by ECOtality to any other party;

(f) The person signing this Agreement on behalf of ECOtality has been authorized to execute this Agreement for and on behalf of ECOtality and has full authority to so bind ECOtality; and

(g) ECOtality shall comply with all applicable laws in connection with this Agreement.

3.2 Representations, Warranties, and Covenants of CHTET.

CHTET represents, warrants and covenants to ECOtality that:

(a) CHTET has the full right, power, and authority to enter into this Agreement;

(b) The execution, delivery, and performance of this Agreement by the CHTET has been duly and properly authorized by all necessary entity actions on the part of CHTET;

(c) This Agreement constitutes the valid and binding obligation of CHTET, enforceable in accordance with its terms;

(d) Neither the execution, delivery nor performance of this Agreement by CHTET shall conflict with any obligation of CHTET under any other agreement to which CHTET is a party;

The December 20, 2012 Amendment and Restatement of the ECOtality/USABB March 12, 2012 “Blink License Agreement”

December 20, 2012– EXECUTION VERSION

(e) CHTET confirms that it does not have any rights, titles or interests in any to Blink Functionality, the Licensed Patents, the Marks or Blink API except the rights, titles and interests specifically provided for under this Agreement;

(f) The person signing this Agreement on behalf of CHTET has been authorized to execute this Agreement for and on behalf of CHTET and has full authority to so bind CHTET; and

(g) CHTET shall ensure that all other members of the Licensee Group shall comply with the terms of this Agreement and all applicable laws in connection with the exercise of the rights granted under this Agreement, including with respect to the manufacture, marketing, and sale of Covered Products.

3.3 Disclaimer of Warranties.

(i) ECOTALITY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE BLINK API, THE LICENSED PATENTS, AND THE BLINK FUNCTIONALITY, OR ANY USE THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE.

(ii) Although ECOtality offers no warranty with regard to the non-infringement of the Blink API, the Licensed Patents, and the Blink Functionality, ECOtality shall indemnify, defend and hold harmless the Licensee Group and their respective directors, officers, agents, employees, members, shareholders, and insurers from any and all direct losses, claims, damages, costs and expenses (including reasonable attorney’s fees), causes of action, suits, damages or demands whatsoever, by any third party, arising out of the infringement of such third party’s intellectual property rights by the Blink Functionality, the Blink API, the Licensed Patents, and the Marks, with the total amount of all such indemnification available to the Licensee Group capped at an amount equal to the License Fee.

(iii) ECOtality shall in no event be responsible for indirect, consequential, incidental, or special losses of any kind resulting from the rights granted under this Agreement, including, without limitation, any liability for business expenses, lost profits or other damages caused to the Licensee Group or the hosts or end users of Covered Products.

3.4 Limitation of Liability.

Unless ECOtality expressly accepts such terms and conditions in writing, no license or sale of Covered Products by any member of the Licensee Group shall cause ECOtality to be liable for any indirect, incidental, special or consequential damages associated with the incorporation into the Covered Products of the Blink Functionality, or the ABB Group’s use of the Licensed Patents.

4. CHTET Covenants.

CHTET covenants to ECOtality (for the benefit of ECOtality and its Affiliates, and not for the benefit of any other third party unrelated to ECOtality) as follows:

4.1 Reports.

Upon ECOtality’s request, but no more than once per calendar quarter, CHTET shall provide a report detailing the license and sale of the Covered Products by the Licensee Group for the immediately past calendar quarter, with the quantity of units sold, and the names and contacts of the parties to whom the Covered Products were sold or licensed.

The December 20, 2012 Amendment and Restatement of the ECOtality/USABB March 12, 2012 “Blink License Agreement”

December 20, 2012– EXECUTION VERSION

4.2 Quality Standards and Controls for Use of Marks.

The Licensee Group shall use the Marks only with Covered Products. The Licensee Group shall cooperate with ECOtality in maintaining ECOtality’s control of the nature and quality of the use of the Marks, to permit reasonable inspection of the Licensee Group’s operations and records in connection with Licensee Group’s use of the Marks, and to supply ECOtality with specimens of all uses of the Marks upon request (including, without limitation, specimens of all packaging, labeling, advertising and marketing materials which use the Marks). If ECOtality determines, in its discretion, that the nature and quality of a Covered Product is such that one or more of the Marks should not be associated with that Covered Product, then, upon notice from ECOtality, any such member of the Licensee Group shall immediately discontinue (or shall not commence) any use of the identified Mark or Marks with that Covered Product unless and until a different determination is made by ECOtality.

4.3 Protection of Intellectual Property Rights.

(a) In using any of the Blink Functionality or Blink API and/or any of the Marks in connection with the promotion and sale of Covered Products, the Licensee Group shall fully comply with the marking provisions of the applicable trademark, patent, copyright and other intellectual property laws of all applicable jurisdictions and shall include on the Covered Products, and/or their related packaging materials, all appropriate legal notices required by law.

(b) The Licensee Group shall not do anything, or permit anything to be done, in the use of any of the Blink Functionality, Blink API, the Licensed Patents, and/or any of the Marks, which would or could jeopardize the validity of their protection under applicable intellectual property laws.

(c) If any member of the Licensee Group becomes aware of any infringement of any of ECOtality’s intellectual property rights to any of the Blink Functionality, Blink API, the Licensed Patents or any of the Marks, it shall promptly notify ECOtality of such infringement, providing ECOtality with all information known to the Licensee Group regarding the infringement, and provide ECOtality with all reasonable assistance requested by ECOtality with respect to any action ECOtality may bring regarding such infringement, with any such member of the Licensee Group reimbursed for all reasonable and documented expenses of such.

(d) If ECOtality becomes aware of any infringement of any of intellectual property rights of the Licensee Group to any portion of the Covered Products, it shall promptly notify CHTET of such infringement, providing CHTET with all information known to the ECOtality and its Affiliates regarding the infringement, and provide CHTET with all reasonable assistance requested by the Licensee Group with respect to any action the Licensee Group may bring regarding such infringement, with ECOtality and its Affiliates reimbursed for all reasonable and documented expenses of such.

5. Indemnification.

5.1 Indemnification Obligations.

Unless expressly stated otherwise in this Agreement, each Party agrees to indemnify, defend and hold harmless the other Party and its Affiliates, parent companies and subsidiaries, and their respective directors, officers, agents, employees, insurers, advisors, members and shareholders from any and all losses, claims, damages, costs and expenses (including reasonable attorney’s fees), causes of action, suits, damages or demands whatsoever by any third party arising out of the promotion, sale or use of Covered Products (collectively, “Claims”), which Claims are based on an alleged or actual breach of any of its obligations under this Agreement.

The December 20, 2012 Amendment and Restatement of the ECOtality/USABB March 12, 2012 “Blink License Agreement”

December 20, 2012– EXECUTION VERSION

5.2 Procedure.

If any claim or action shall be brought against either Party in respect to which indemnity may be sought from the other Party pursuant to the provisions of this Section 5 (INDEMNIFICATION), the indemnified Party shall promptly notify the indemnifying Party in writing, specifying the nature of the claim or action and the total monetary amount sought or other such relief as is sought therein. The indemnified Party shall cooperate with the indemnifying Party in all reasonable respects in connection with the defense of any such claim or action. The indemnifying Party may, upon written notice thereof to the indemnified Party, undertake to conduct all proceedings or negotiations in connection therewith, assume the defense thereof and, if it so undertakes, also undertake all other required steps or proceedings to settle or defend any such action, including the employment of counsel and payment of all expenses; provided that, the indemnifying Party shall keep the indemnified Party informed in a timely manner, and, without the indemnified Party’s prior approval (which shall not be unreasonably withheld), the indemnifying Party shall not enter into, or undertake or agree to enter into, any settlement other than a settlement that provides for a full release of all claims against the indemnified Party and requires no admission, undertaking or payment from the indemnified Party. The indemnified Party shall have the right to employ separate counsel and participate in the defense thereof solely at its expense. The indemnifying Party shall reimburse the indemnified Party on demand for any documented payments made or loss suffered by the indemnified Party based upon the final and non-appealable judgment of any court of competent jurisdiction or pursuant to a bona fide and final compromise or settlement of claims, demands or actions, with respect to any damages to which the foregoing relates.

5.3 Survival.

The indemnification provisions of this Section shall survive the termination of this Agreement.

6. Confidential Information.

During the Term, the Parties shall exchange certain information relating to their respective business and operations that each Party considers its proprietary and confidential information (“Confidential Information”). Each Party shall protect the other Party’s Confidential Information in a manner equivalent to that by which it protects its own Confidential Information, and shall not, without the prior express written consent of the other party or as may be required by law, regulation or judicial order, disclose, reveal, or use any such Confidential Information except as permitted by this Agreement, or unless such Confidential Information is public information through no fault of this Party, was developed independently by this Party, or was received from a third party and this Party had no reasonable basis for knowing such was Confidential Information of the other Party. The provisions of this Section 6 (CONFIDENTIALITY) shall survive termination of this Agreement.

7. Termination.

7.1 Termination by ECOtality.

The December 20, 2012 Amendment and Restatement of the ECOtality/USABB March 12, 2012 “Blink License Agreement”

December 20, 2012– EXECUTION VERSION

ECOtality shall have the right to terminate this Agreement and the license rights of CHTET granted hereunder upon:

(a) CHTET’s material breach of this Agreement, or

(b) CHTET’s failure to perform any material obligation under this Agreement,

unless CHTET formulates and implements a remedial plan acceptable to ECOtality (whose approval shall not be unreasonably withheld, based upon standards of commercial reasonableness and timeliness) within thirty (30) days after ECOtality’s notification of such to CHTET.

7.2 Effect of Termination.

Upon the termination of this Agreement, all rights granted under this Agreement to CHTET shall terminate and immediately revert to ECOtality, and CHTET shall immediately discontinue all further use of any and all of the Blink API, Licensed Patents and the Marks, except as permitted above in Section 2(b) (TERM).

8. Resolution of Disputes

In the event of any dispute under this Agreement, the Parties shall first attempt to resolve their dispute by good faith negotiation, and if they do not reach such solution within a period of 30 days, then the Parties shall submit the dispute for mediation to such mediator as the Parties may agree upon, failing which a mediator shall be appointed by the Judicial Arbitration and Mediation Services (“JAMS”). The mediation shall be held under the rules of JAMS and shall be conducted in San Francisco, California. If JAMS is no longer in existence, the American Arbitration Association and its rules and procedures shall be substituted for JAMS and its rules and procedures for all purposes under this Section 8 (RESOLUTION OF DISPUTES). The Parties shall participate in the mediation process in good faith, and shall have a representative in attendance throughout the mediation with authority to settle the dispute. Statements made during the mediation process shall be considered to be made in the context of settlement discussions, and shall not be admissible in any subsequent judicial proceeding. The mutually agreed result of any such mediation shall be legally binding upon the Parties and enforceable by judicial proceedings. Subject to the foregoing, the Parties reserve any and all rights they may have to subsequently resort to such other judicial venues as shall be available to them in resolving disputes.

9. Miscellaneous

9.1 Entire Agreement.

The agreement contained in this Amendment constitutes the entire understanding of the Parties relating to the Agreement, including the license granted herein, revokes and supersedes all prior agreements between ECOtality, CHTET, and USABB relating to such license, and is intended as a final expression of their agreement relating to the Agreement, including the license. It may not be modified or amended except in a writing signed by both Parties and specifically referring to this Amendment.

9.2 Assignment.

Neither Party may assign or transfer the Agreement or any of its rights or obligations, without the prior consent of the other Party. Further, CHTET may not grant to any third party any sublicense with respect to any of the license rights of the Agreement, except as permitted by the Agreement, or with the approval of ECOtality.

The December 20, 2012 Amendment and Restatement of the ECOtality/USABB March 12, 2012 “Blink License Agreement”

December 20, 2012– EXECUTION VERSION

9.3 Severability.

If any term, clause, or provision of the Agreement, including this Amendment, is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause or provision, and such invalid term, clause or provision shall be deemed to be severed from the Agreement or this Amendment, as may be applicable.

9.4 Waiver.

No failure of either Party to exercise any power reserved to it by the Agreement, as restated in this Amendment, or to insist upon strict compliance by the other Party with any obligation or condition hereunder, and no custom or practice of the Parties at variance with the terms of this Amendment or the Agreement, shall constitute a waiver of such Party’s right to demand exact compliance with any of the terms herein. Waiver by a Party of any particular default by the other Party shall not affect or impair the non-defaulting Party’s rights with respect to such default or any subsequent default of the same, similar or a different nature.

9.5 Relationship of the Parties.

Nothing in this Amendment or the Agreement shall be deemed or construed by the Parties or by any third party as creating a partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship of ECOtality and licensee.

9.5 Governing Law.

This Amendment and the Agreement and the license granted hereby shall be governed by and in accordance with the laws of the State of New York, without regard to conflict of laws principles, except where the federal laws of the United States are applicable and have precedence.

9.6 Notices.

Notices or other communications required to be given by either Party pursuant to the Agreement shall be written in English and may be delivered personally, or sent by registered airmail (postage prepaid) or by a recognized courier service, or sent by facsimile transmission, in each case to the address or facsimile number of the recipient set forth on the signature page hereof, or such other address or facsimile number as may be designated by a Party by written notice to the other Party given in accordance with the terms hereof. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

(a) Notices given by personal delivery shall be deemed effectively given on the date of personal delivery (as indicated by certification of the delivery personnel);

(b) Notices given by registered airmail (postage prepaid) shall be deemed effectively given on the seventh (7th) day after the date on which they were mailed (as indicated by the postmark);

(c) Notices given by air courier shall be deemed effectively given on the date of delivery (as indicated by the airway bill); and

The December 20, 2012 Amendment and Restatement of the ECOtality/USABB March 12, 2012 “Blink License Agreement”

December 20, 2012– EXECUTION VERSION

(d) Notices given by facsimile transmission shall be deemed effectively given on the first business day following the date of transmission; provided that the notice is also sent to the recipient by registered airmail (postage prepaid) on the same day that the notice is sent by facsimile.

9.7 Counterparts.

This Amendment may be executed in counterparts, each of which shall be deemed to be an original of this Amendment and all of which, when taken together, shall be deemed to constitute one and the same agreement of this Amendment for the Agreement.

The December 20, 2012 Amendment and Restatement of the ECOtality/USABB March 12, 2012 “Blink License Agreement”

December 20, 2012– EXECUTION VERSION

IN WITNESS WHEREOF, CHTET, USABB, and ECOtality have executed this Amendment as of the Amendment Effective Date.

ECOTALITY, INC. (“ECOTALITY”),
a Nevada corporation

By: _______________________

Name: _______________________

Title: _______________________

Notice Address:

Post Montgomery Center

One Montgomery Street – Suite 2525

San Francisco, CA  94104

U.S.A.

ABB TECHNOLOGY LTD. (“CHTET”),

a Swiss entity

By: _______________________

Name: _______________________

Title: _______________________

By: _______________________

Name: _______________________

Title: _______________________

Notice Address:

Affolternstrasse 44

8050 Zurich

SWITZERLAND

Attention: General Counsel

ABB INC. (“USABB”),

a Delaware corporation

By: _______________________

Name: _______________________

Title: _______________________

By: _______________________

Name: _______________________

Title: _______________________

Notice Address:

12040 Regency Parkway

Cary, NC 27518

U.S.A.

The December 20, 2012 Amendment and Restatement of the ECOtality/USABB March 12, 2012 “Blink License Agreement”

December 20, 2012– EXECUTION VERSION

EXHIBIT A - THE LICENSED PATENTS

ECOtality’s Multiport patents.

1.      WO 96/01518, also known as US08/275,878, also known as PCT/CA95/00401; and

2.      WO 96/32768, also known as US08/419,188, also known as PCT/CA96/00177